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Ocean House La Jolla, CA Investor Presentation NAREI REITworld 2020 Apartment

FORWARD LOOKING STATEMENTS / NON-GAAP MEASURES This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the separation; the anticipated timing, structure and benefits (including tax benefits) of the separation; prospects and projected operating or financial results (including expected Funds From Operations, expected general and administrative and overhead costs); future expected dividends; expected capital structure (including balance sheet composition) and future financing plans; and statements regarding the business strategy, management and governance of Aimco and AIR. In addition, we may not complete the separation on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not we complete the separation on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s and AIR’s respective businesses and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco’s and AIR’s will operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rates and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of the proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by shareholder activists, including a proxy contest; Aimco’s and AIR’s relationship with each other after the consummation of the separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the separation; and such other risks and uncertainties described from time to time in filings by Aimco and AIR with the U.S. Securities and Exchange Commission (the “SEC”). In addition, Aimco’s current and continuing (and, after the separation, AIR’s) qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on its ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of each of Aimco OP L.P.’s and AIR’s respective registration statements on Form 10 relating to the separation, preliminary versions of which were publicly filed with the SEC on November 5, 2020. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, targets, illustrative presentations, statements or information contained in this document. It is understood and agreed that any such projections, targets, illustrative presentations, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive, and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, illustrations or targets will be realized, that actual results may differ from projected results, and that such differences may be material. While all financial projections, estimates, illustrative results and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, illustrative result or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected, illustrative or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to dier materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, illustrative presentations and targets in this document should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates, illustrative presentations and targets to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. This document includes certain non-GAAP financial measures, including Funds From Operations, Pro Forma Funds From Operations, Adjusted Funds From Operations, Gross Asset Value, Net Operating Income, Adjusted EBITDA, Net Asset Value, and Net Asset Value per share, and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income, or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco and AIR. Management uses forward looking non-GAAP measures to evaluate the projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures dierently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

TABLE OF CONTENTS Page Number I. Company Overview & Strategy 1 II. Investment Highlights 4 III. Financial Overview 20 IV. Next Steps 22 Appendix 23

Waterways Village Aventura, FL I. Company Overview & Strategy

WHY INVEST IN AIR? AIR is expected to be an efficient way to invest in U.S. multi-family real estate, due to its simplified business model and diversified portfolio of stabilized apartment communities. 1. High-quality and diversified portfolio of stabilized multi-family properties 2. Best-in-class property operations ✓ Highest customer retention ✓ Lowest operating expense growth over past decade ✓ Peer leading NOI margins for 13 consecutive quarters 3. Low net cost of leverage 4. Strong and flexible balance sheet with lowered leverage 5. Simplified business model without complex investments and developments resulting in minimal execution risk 6. Growth opportunities through acquisition of under-managed communities and accretive property enhancements 7. Lowest G&A in sector as a percentage of GAV 8. Increased FFO from reduction of income lost to vacant apartments while under redevelopment or in lease up (“drag”) and also the increased overhead required for development and redevelopment 9. Lower leverage and greater predictability of cash flows allow AIR to distribute a greater percentage of income leading to an improved dividend payout ratio 10. Leading corporate governance (only publicly-traded Maryland apartment REIT to opt out of MUTA) 11. Refreshed tax basis reduces tax friction on transactions allowing for more efficient capital allocation Source: Company filings and documents. 1

AIR COMPANY SNAPSHOT

98
# of Properties

26,599
# of Units[1]

$2,333
3Q20 YTD Same Store Average Revenue per Unit[2]

73.3%
3Q20 YTD Same Store NOI Margin[2]

90.3%
Top 8 Markets % of GAV[3][4]

95.5%
3Q20 YTD Same Store Average Daily Occupancy[2]

5.5x
Medium-Term Leverage Target

$1.72
2021 Expected Dividend / Share

57/43%
Class A / B&C+ Properties % of GAV[3]

Note: Reflects 3Q20 portfolio metrics.
1. Reflects 100% of total portfolio units. AIR proportionate ownership is 93.5%. Includes Prism's 136 units.
2. Same Store represents properties included in Aimco's 3Q 2020 Same Store portfolio and expected to be part of AIR following the separation.
3. GAV is calculated using the valuations published as of March 31, 2020 adjusted for subsequent changes, primarily the California Joint Venture and the Separate Portfolio securing note to AIR. GAV is the estimated fair market value.
4. Top 8 markets include Los Angeles, Greater Washington, Philadelphia, Bay Area, Boston, Miami, San Diego and Denver.

2

AIR: SIMPLIFIED AND PURE-PLAY BUSINESS MODEL AIR will seek to capitalize on its comparative advantage in property management operations to execute its simplified and pure-play business model. ✓ Invest only in stabilized apartment communities ✓ Own only a high-quality and diversified portfolio of stabilized multi-family properties ✓ Emphasize its comparative advantage in property operations, with high customer-defined satisfaction and retention, low rate of growth in controllable operating expenses (“COE”), and high operating margins ✓ Continue to invest in property enhancements, such as kitchen and bath upgrades ✓ Maintain a strong balance sheet with leverage, net of cash and receivables, and weighted average interest expense, net of interest income, comparable to or lower than peers ✓ Reduce execution risk through elimination of redevelopment and development activities ✓ Operate with overhead costs estimated at about 15 basis points of GAV, lower than peers as a percentage of GAV 3

Shenandoah Crossing Fairfax County, VA II. Investment Highlights

KEY INVESTMENT HIGHLIGHTS AIR will provide a simple and transparent way to invest in the multi-family sector combining narrow focus on allocating capital only to stabilized apartment communities, a high-quality diversified portfolio, best-in-class operations, with low financial leverage, limited execution low management costs, and public market liquidity for share ownership. High-Quality Portfolio Diversified by Market and Price Point Best-in-Class Property Management Operations(1) Lowest Relative G&A and Offsite Costs in Peer Group(2) AIR Strong & Flexible Balance Sheet Stable & Experienced Management Team Shareholder Friendly: Opted of MUTA Peer group consists of coastal peers AVB, EQR, ESS, and UDR; coastal peers chosen from proxy peers for comparability in geographic markets and average rent levels. 4 1. Company estimates, based on company and peer filings. 2. G&A and offsite costs as a percent of GAV, AIR based on company estimate; peers per Green Street Advisors (“GSA”); offsite costs include G&A and property management expenses.

ATTRACTIVE PORTFOLIO, DIVERSIFIED BY GEOGRAPHY AND PRICE POINT

AIR will own stabilized multi-family properties in top U.S. markets focusing on properties with high land value located in submarkets with outsized growth prospects.

AIR will maintain a dynamic capital allocation and market selection process, expecting over time to reallocate its investment in jurisdictions with high unfunded public liabilities to locations with lower public tax burdens, including southeastern states.

Top Eight Markets[(1)(2)] Represent 90% of AIR GAV


Bay Area
10.6%
B
Los Angeles
21.5%
A
San Diego
7.2%
B
Denver
7.1%
B
Boston
9.9%
B
Philadelphia
12.0%
A
Greater Washington
12.4%
C+
Miami
9.6%
B+
Market % of GAV
Asset Quality
>10% of GAV
5 - 10% of GAV

AIR's submarket strategy reflects targeted exposure across suburban and urban formats and across the spectrum of price points / asset types. Please see following pages for highlights on Los Angeles, San Diego, Greater Washington, and Philadelphia.

5

1. California joint venture GAV shown at pro rata ownership.
2. Includes four leased assets to Aimco.

AIR'S DIFFERENTIATED PORTFOLIO STRATEGY

Differentiated Market Footprint

Targeted Submarket And Price Point Strategy Within Each MSA…

Market	Submarket	Commentary
Los Angeles	Venice Mid-Wilshire Paramount Pasadena Santa Clarita Simi Valley Woodland Hills	• Concentration of high paying TAMI jobs • Homeownership remains difficult • Highly regulated market with strong NIMBYism sentiment • Majority of submarkets are top 15 in Los Angeles as ranked by GSA
Philadelphia	Center City Lower Merion University City	• Submarkets anchored by top ranked universities , hospitals and employers • Lower Merion is top submarket per GSA
Washington D.C.	Alexandria Arlington Fairfax Falls Church Gaithersburg Logan Circle Prince William County	• High income levels throughout both D.C. proper and suburbs • High single family home costs support apartment demand • Expansion of tech sector (e.g., Amazon) • Arlington, Northwest (Logan Circle), and Fairfax are top 15 D.C. submarket as ranked by GSA
San Diego	Downtown Escondido La Jolla Oceanside Ocean Beach	• Majority of submarkets are top 10 in San Diego as ranked by GSA • Highly attractive lifestyle market with good weather and plentiful amenities • Strong university system feeding life sciences

…With a Balance of Suburban vs. Urban Assets

Based on Q3'20 Effective Units



Urban Markets
35%
Suburban Markets
65%

- AIR expects to maintain a balanced multi-family portfolio, allowing it to reap the benefits of price-point and submarket diversification over various economic and housing cycles.

Q3'20 Performance	ADO [1]	Turnover	Rate Change	Residential NRI
Suburban:	95.7%	40.0%	(0.6%)	0.5%
Urban:	89.3%	46.7%	(6.7%)	(6.8%)

"AIV controls one of the most diversified portfolios by geography and quality. The above-average ownership of class-B suburban assets leads to lower turnover and less direct competition from new supply. Additionally, less urban exposure is positive at present." – Green Street Advisors

1. Average daily occupancy.

6

MARKET SNAPSHOT: LOS ANGELES

Represents AIR's Largest Market With 21% of NOI – 13 Assets Totaling ~3,500 Units (at Share) (2)

- Los Angeles portfolio consists of approximately 3,500 units (at share) across 13 assets
- 75% of AIR's Los Angeles assets were either built or renovated after 2008
- Largest presence in city (as % of total company NOI) of any large-cap public multifamily REIT
- Market rent above MSA average with strong NOI growth potential

Key Statistics

As of 3Q 2020

Los Angeles	
% of REIT NOI (2)	21%
Total Units at Share	3,498
Average Occupancy	92.7%
Average Rate Per Unit	$2,989
Average Rent vs. Market	152%



Palazzo East at Park La Brea (Mid-Wilshire)



Villas at Park La Brea (Mid-Wilshire)


Sub-Markets
Mid-Wilshire
Santa Clarita
Simi Valley
Paramount
Woodland Hills
Pasadena
Venice
San Fernando
Hidden Springs
La Canada Flintridge
Burbank
Glendale
Calabasas
Topanga State Park
Los Angeles
Santa Monica
East Los Angeles
Inglewood
Downey
El Segundo

Urban vs. Suburban Concentration (2)

%, Based on # of units


Suburban
30%
Urban
70%

Portfolio Quality (1)(2)

%, Based on # of units


B
26%
A
74%

Market Focus Rationale

- Concentration in submarkets with high home prices where homeownership remains difficult providing demand support
- Highly regulated submarkets with strong barriers to entry limits supply growth



Lincoln Place (Venice)



Malibu Canyon (Woodland Hills)

Sources: Company filings, SNL Financial, GSA.

1. Asset quality for AIR determined by company based on % of local market average rents where A is > 125% of local market average; B is between 90% and 125% of local market average
2. Pro forma for the recently announced joint venture of California assets

7

MARKET SNAPSHOT: D.C. METRO

Represents AIR's Second Largest Market With 17% of NOI – 11 Assets Totaling ~5,200 Units

- D.C. Metro portfolio consists of approximately 5,200 units across 11 assets
- Price point diversification with mix of "A" and "B" assets
- High suburban concentration in the most attractive submarkets across the region
- Poised to benefit from work from home trends

Key Statistics

As of 3Q 2020

D.C. Metro	
% of REIT NOI	17%
Total Units at Share	5,215
Average Occupancy	95.4%
Average Rate Per Unit	1,676
Average Rent vs. Market	88%



Bent Tree Apartments (Fairfax)



Latrobe (Logan Circle)



Sub-Markets
Alexandria
Falls Church
Gaithersburg
Fairfax
Prince William County
Arlington
Logan Circle

Urban vs. Suburban Concentration

%, Based on # of units



Urban
3%
Suburban
97%

Portfolio Quality [1]

%, Based on # of units



A
5%
B / C
95%

Market Focus Rationale

- High income levels throughout D.C. proper and the surrounding VA and MD suburbs
- Expansion of tech (e.g., Amazon) further supports growth in suburbs across a variety of price points



Foxchase (Alexandria)



Avery Row (Arlington)

Sources: Company filings, SNL Financial, GSA

1. Asset quality for AIR determined by company based on % of local market average rents where A is > 125% of local market average; B is between 90% and 125% of local market average

8

MARKET SNAPSHOT: PHILADELPHIA

Unique Market Presence for AIR Producing 11% of Total NOI – 9 Assets Totaling ~2,700 Units

- Approximately 2,700 units across 9 assets
- Over 80% of assets were either built or renovated after 2010
- High quality portfolio with urban focus demonstrated by market rent that is 1.7x MSA average
- Attractive submarket demographics with strong educational attainment among prime renter cohort

Key Statistics

As of 3Q 2020

Philadelphia	
% of REIT NOI	11%
Total Units at Share	2,669
Average Occupancy	88.3%
Average Rate Per Unit	$2,532
Average Rent vs. Market	168%


One Ardmore Place (Lower Merion)


SouthStar Lofts (Center City)


Sub-Markets
Center City
University City
Lower Merion
Eastern State Penitentiary
Philadelphia Museum of Art
FAIRMOUNT
Barnes Foundation
Franklin Square
WEST PHILADELPHIA
LOGAN SQUARE
UNIVERSITY CITY
Philadelphia
CEDAR PARK
Philadelphia's Magic Gardens
KINGSESSING
GRAYS FERRY
Bartram's

Urban vs. Suburban Concentration

%, Based on # of units


Suburban 4%
Urban 96%

Portfolio Quality [1]

%, Based on # of units


B 11%
A 89%

Market Focus Rationale

- Submarkets anchored by top ranked universities and growth of healthcare and technology sectors across these submarkets (i.e., Comcast Center)


Riverloft (Center City)


777 South Broad Street (Center City)

Sources: Company filings, SNL Financial, GSA

1. Asset quality for AIR determined by company based on % of local market average rents where A is > 125% of local market average; B is between 90% and 125% of local market average

9

MARKET SNAPSHOT: SAN DIEGO

Attractive and Stable Lifestyle Market With 9% of NOI – 8 Assets Totaling ~2,100 Units (at Share) (2)

- San Diego portfolio consists of approximately 2,100 units across 8 assets
- One of the largest presence in the MSA of any large-cap public multifamily REIT
- High occupancy across all submarkets due to presence in strong, stable suburban submarkets
- High suburban concentration in the most attractive submarkets across the region

Key Statistics

As of 3Q 2020

San Diego	
% of REIT NOI (2)	9%
Total Units at Share	2,104
Average Occupancy	97.6%
Average Rate Per Unit	1,994
Average Rent vs. Market	105%

Urban vs. Suburban Concentration (2)

%, Based on # of units



Urban
4%
Suburban
96%

Portfolio Quality (1)(2)

%, Based on # of units



A
7%
B / C
93%



Island Club
(Oceanside)



Windrift
(Oceanside)



Oceanside
Carlsbad
Vista
San Marcos
Encinitas
Rancho Santa Fe
Solana Beach
Del Mar
Poway
Ramona
La Jolla Cove
Santee
El Cajon
SeaWorld San Diego
Balboa Park
San Diego
National City
Chula Vista
Google

Sub-Markets
- Escondido
- Oceanside
- Downtown
- La Jolla
- Ocean Beach



Ocean House on Prospect
(La Jolla)



Broadway Lofts
(Downtown)

Market Focus Rationale

- Natural supply constraints due to high land costs and military bases
- Strong university system that feeds into the life sciences sector
- Attractive coastal market due to plentiful amenities and good weather

Sources: Company filings, SNL Financial, GSA

1. Asset quality for AIR determined by company based on % of local market average rents where A is > 125% of local market average; B is between 90% and 125% of local market average
2. Pro forma for recently announced joint venture of California assets.

10

BEST-IN-CLASS PROPERTY MANAGEMENT OPERATIONS

AIR will continue to drive rent growth based on high levels of resident retention through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI growth and margins.

Best-in-Class Operating Cost Control

Average Same-Store Operating Expense Growth Over Past Decade[1]


1.2%
2.2%
2.5%
2.6%
2.8%
Aimco
AVB
EQR
ESS
UDR

- Aimco's sustained best-in-class operations is proven by:
  - World class measured customer satisfaction, 4.3 out of 5 YTD September 30, 2020[2];
  - High customer retention, 58% for the 12 months ended September 30, 2020; and
  - Peer leading NOI margins for the past 13 quarters

Source: Company filings representing quarter ending September 30, 2020.
1. Average growth is calculated as simple average of growth rates from 2010 to 3Q 2020 as disclosed in company filings.
2. Customer satisfaction scores as measured by ~55k company surveys.

11

EXTERNAL GROWTH OPPORTUNTIES AIR’s low leverage, low cost, simplified business model and expected FFO, NAV, and cash flow growth are expected to lead to a better cost of capital. AIR’s improved cost of capital should create opportunities for accretive external growth by acquiring stabilized properties and improving their performance by placing them on the AIR operating platform. Stabilized acquisitions at AIR benefit from: Revenue Management Staffing Technology Resident Selection ✓ Optimize lease expirations and ✓ Proprietary in-house call center ✓ Artificial Intelligence (“AI”) ✓ Proprietary resident screening seasonal exposure and rapid response team informs decision making requirements higher than industry norms Unit amenity pricing Centrally managed renewal team – Service Technology Platform – Helps optimize on site personnel Allows for efficient work order Central review of applications, Centrally coordinated revenue completion and maximizes Point of Sale ID verification, management team, with ability Centrally managed collections – team’s time and advanced anti-fraud to be nimble and customize Highly specialized team leads to screening techniques pricing better results Smart Home Technology – In nearly all units; lowers turn, Self-service platform with utility, and insurance costs and payments almost exclusively boosts revenue online 12

PROPERTY UPGRADES AIR’s diversified portfolio is concentrated in markets with favorable long-term growth prospects; AIR’s in-house property enhancement capabilities, including kitchen and bath upgrades, are designed to allow AIR to capture continued upside in its markets Kitchens Bathrooms Before After Before After 13

LOWEST RELATIVE G&A AND OFFSITE COST IN PEER GROUP All G&A costs at ~15 basis points of GAV c Low overhead / G&A costs given focus on investing solely in income producing assets No development / risk exposure (i.e., no FFO “drag” from development) further supporting future earnings Lean Overhead G&A as a % of Gross Asset Value (bps), Per GSA 26 24 18 17 ~15 (1) UDR AVB ESS EQR AIR Source: Green Street Advisors (“GSA”). 14 (1) AIR is 2020E.

STRONG & FLEXIBLE BALANCE SHEET Maintain Low Leverage with 5.5x Medium-Term Diversify Sources of Capital Target Strong Credit Metrics: Over 4.5x Fixed Charge Well Supported Dividend Coverage Ratio Well Laddered Maturity Schedule with Minimal Substantial unencumbered asset pool of Near-Term Property Debt Due $2.9bn(1) Net Leverage In-Line with Peers Medium-term leverage target of 3Q20 Net Debt + Pref. to Quarter Annualized EBITDA(2) 5.5x through property debt repayment and NOI growth 6.8x 6.7x 6.4x 5.5x 5.4x AIR UDR ESS AVB EQR Low Weighted Net Average Cost of Debt (Per GSA) 3.8% 3.4% 3.3% 3.2% 3.1% EQR ESS AVB UDR AIR Source: Green Street Advisors (“GSA”), Wall Street research and company filings as of September 12, 2020. 1. Real Estate GAV as of March 31, 2020; pro forma adjusted to include subsequent events. 15 2. Per company filings, adjusted for proportionate share.

STABLE AND EXPERIENCED MANAGEMENT TEAM Director & Chief Executive Executive Vice President & Senior Vice President & Chief President and General Counsel President, Property Operations Officer Chief Financial Officer Investment Officer Terry Considine Lisa Cohn Keith Kimmel Paul Beldin Conor Wagner 45+ Years of Aimco Experience 18+ Years of Aimco Experience 18+ Years of Aimco Experience 12+ Years of Aimco Experience 2+ Years of Aimco Experience AIR Senior Leadership Team: - Includes 10 individuals (including those mentioned above) - Is stable, averaging 12 years working together - Is regularly refreshed, such as by Andrea Young Senior Vice President, IT 1.5 years with Aimco and Conor Wagner, Chief Investment Officer 2.5 years with Aimco Compensation Will Follow Legacy Aimco’s Historic Practices: Compensation aligned with strategy and performance - 90% of CEO pay and 69% of Named Executive Officer pay is at risk - Compensation designed to incentivize growth and returns - Long-term compensation based on relative TSR performance - 97.9% support for Say-On-Pay in 2020 and over 98% over past three years No change of control or similar benefits for execution of separation transaction No special tax benefits for execution of separation transaction 16

SHAREHOLDER FRIENDLY CORPORATE GOVERNANCE Separation of Chairman and CEO Roles All Directors Other than CEO are Independent Permanent Opt Out of MUTA at Separation - AIR will not be able to reclassify its board without obtaining shareholder approval To Enable AIR’s Management Team to Prioritize Operations in a Turbulent Economy and to Execute a Smooth Transition, the Board Decided Unanimously to Temporarily Classify the AIR Board - Entire board up for election at the 2022 annual meeting and thereafter CEO Pledge that His Annual Compensation Plan on a Combined Basis (AIR and AIV) Will Not During Transition Period Exceed Compensation Plan at Aimco Prior to Separation AIR CEO Will Not Hold Aimco Chairman Role nor Any Executive Position at Aimco 17

FINITE AND NARROWLY DEFINED TRANSITION RELATIONSHIP BETWEEN THE TWO COMPANIES

	Relationship	Compensation	Term
Services	**Property Management** • AIR will initially provide property management and related services to Aimco's properties currently managed by Aimco	• Customary management fee based on percentage of revenue collected and such other fees mutually agreed upon	• 1 year (renews annually unless terminated) • AIR or Aimco may terminate at any time on 60 days notice, without any termination fee or other penalty
Services	**Master Services Agreement** • AIR to provide Aimco with customary administrative and support services, subject to certain customary exclusions (e.g., legal, regulatory, tax and financial advice)	• At fully-burdened cost, no additional margin	• AIR may terminate after December 31, 2023 on 60 days' notice • Aimco may terminate at any time on 60 days' notice
Services	**Master Leasing Agreement** • Subject to certain exceptions, AIR has purchase option on Aimco stabilized properties and right of first offer on stabilized properties Aimco is under contract to purchase from third parties	• Purchase Option: Exercisable for fair market value of property • Right of First Offer: If AIR exercises, Aimco receives as a finder's fee 1% of aggregate purchase price and expenses	• Initial term of 18 months (renews annually, but either party may opt out of renewal with advance notice)
Services	**Master Leases** • AIR will lease to Aimco, and Aimco has the right to complete development, redevelopment, construction and lease-up of properties – Four properties[1] leased at inception – No obligation on Aimco or AIR to lease additional properties	• Initial annual rent based on fair market value and market NOI cap rates, subject to certain adjustments • If terminated in connection with stabilization: – AIR has the right to buy improvements at 5% discount to current fair market value, or – Aimco may either buy the property for fair market value of the property at the time of lease inception or cause sale of property to a third party (with AIR receiving fair market value of the property at the time of lease inception and Aimco receiving all excess proceeds)	• Aimco has option to terminate each lease after property stabilization • The last of the four initial assets is expected to complete lease-up in 2023
Financial	**Note Receivable from Aimco** • Aggregate principal amount of $534 million will be only material financial obligation between Aimco and AIR	• Interest rate of 5.2% per annum	• Matures on January 31, 2024 • Customary mandatory prepayments in connection with asset sales and similar transactions, debt issuances and casualty events, in each case related to Separate Portfolio Assets[2]

1. North Tower at Flamingo Point in Miami Beach, Florida, The Fremont on the Anschutz Medical Campus in the Denver MSA, Colorado, Prism in Cambridge, Massachusetts, and 707 Leahy Apartments in Redwood City, California.
2. 16 multi-family communities with an estimated GAV of $0.9 billion, securing property debt of approximately $0.2 billion and notes payable to AIR of approximately $0.5 billion.

18

BOARD OF DIRECTORS

AIR will have separate Chairman and CEO positions.
Tom Keltner will be elected the new Chairman of the Board.

	Name / Position	Class I*	Tenure / Chairmanships	Experience
	**Tom L. Keltner** Chairman & Independent Director		• AIV Board Tenure: 13 years • Chairman of the Compensation and Human Resources Committee	Marriott, Holiday Inn, Hilton
	**Bob A. Miller** Lead Independent Director	✓	• AIV Board Tenure: 13 years	Marriott Vacations Worldwide
	**Devin I. Murphy** Independent Director		• AIV Board Tenure: 1 year	Morgan Stanley, Deutsche Bank, CoreCivic
	**Kathleen M. Nelson** Independent Director	✓	• AIV Board Tenure: 10 year • Chairwoman of the Nominating and Corporate Governance Committee	TIAA, CBL
	**John D. Rayis** Independent Director		• AIV Board Tenure: 1 year	Skadden
	**Ann Sperling** Independent Director		• AIV Board Tenure: 2 years • Chairwoman of the Redevelopment and Construction Committee	JLL, Trammell Crow Company
	**Michael A. Stein** Independent Director	✓	• AIV Board Tenure: 16 years • Chairman of the Investment Committee	Marriott, Nordstrom, InvenTrust
	**Nina A. Tran** Independent Director		• AIV Board Tenure: 4 years • Chairwoman of the Audit Committee	invitation homes, Prologis, Veritas
	**Terry Considine** Director and CEO		• AIV Board Tenure: 26 years	Intrepid Potash

19

*Class I term expires at 2021 annual meeting. Entire Board annually elected beginning at 2022 annual meeting

21 Fitzsimons Aurora, CO III. Financial Overview

FINANCIAL OVERVIEW: NOI BRIDGE

AIR's high-quality and diversified portfolio, coupled with its simple and low-cost business plan, is expected to provide long-term cash flow predictability and stability, resulting in high margins and growing NOI.

While NOI is down in 2020 due to the unprecedented impact of the pandemic and government shutdown, the long-term earnings power of the AIR portfolio is expected to remain strong. While the timing is highly uncertain, there are several identifiable catalysts that will lead to a recovery in NOI to pre-COVID levels.

AIR Pro forma NOI Walk[(1)]


$468,000
$481,000
($26,300)
($10,100)
($5,500)
($6,100)
$433,000
2019 NOI
1Q20 Annualized NOI
Lower Occupancy
Tenants Living Rent Free
Commercial
Other
3Q20 Annualized NOI

- **Lower Occupancy Primarily From:**
  - ~$6.2M in Los Angeles due to shut down of entertainment and supporting industries; resumption of filming days as a potential catalyst
  - ~$6.7M in Philadelphia where UPenn and Drexel were "virtual" for the fall semester and the Comcast office near Sterling was vacant; potential for improvement from soft re-opens of UPenn and Drexel for winter and spring semesters
  - ~$3.1M in Bay Area, mostly from Peninsula impacted by tech company work from home policies
  - ~$3.0M in urban Boston driven by downtown and Cambridge, due to MIT being remote and vacated biotech offices
- **Tenants Living Rent Free:**
  - Tenants who lived or are living at communities without paying rent, who would have been evicted under normal circumstances, with approximately one half in Los Angeles
- **Commercial:**
  - Heavily impacted commercial spaces in downtown, urban markets, primarily in the Northeast
- **Other:**
  - By design and due primarily to the normal seasonality of expenses, with the third quarter typically running above the first quarter

1. AIR share of NOI; adjusted to reflect the California joint venture as if it was in place for the whole period. AIR uses proportionate property NOI to assess the operating performance of its communities. Proportionate property net operating income reflects AIR share of rental and other property revenues, excluding utility reimbursements, less direct property operating expenses, net of utility reimbursements.

20

AIR PRO FORMA EARNINGS POWER While the timing of NOI recovery is highly uncertain, the long-term earnings power of is expected to remain strong. AIR’s low cost, low leverage and predictable business model makes it easier to forecast items outside of NOI. 1. AIR share of NOI; adjusted to reflect the California joint venture as if it was in place for the whole period. AIR uses proportionate property NOI to assess the operating performance of its communities. 21 Proportionate property net operating income reflects AIR share of rental and other property revenues, excluding utility reimbursements, less direct property operating expenses, net of utility reimbursements. 2. Estimated Cost of Leverage, Offsite Costs, and Other; Net of Income from Leased Properties based on management’s estimate for AIR on a go forward basis.

Township at the Highlands Centennial, CO IV. Next Steps

ILLUSTRATIVE BUSINESS SEPARATION TIMELINE Separation Expected to Be Completed in December 2020. Late November Mid December November 5th Expected Public Announcement of Expected Distribution of AIR to Aimco’s Publicly Filed Form 10 Record Date and Intended stockholders, and regular way trading on Distribution Date NYSE for separated AIR and New Aimco November 2020 December 2020 Early December Expected Record Date and Beginning of When-Issued Trading 22

Palazzo at Park La Brea Los Angeles, CA Appendix

PORTFOLIO OVERVIEW BY MARKET Total Portfolio Overview(1)(2) Apartment Apartment AIR Share of Average Revenue per Rent as % of Market Communities Homes Apartment Homes % AIR NOI(3) AIR Apartment Home Market(4) Property Grade 1 Bay Area 10 2,322 1,767 10.3% $3,220 106% B 2 Boston 12 2,598 2,598 10.9 2,403 100 B 3 Denver 8 2,279 2,240 6.7 1,800 116 B 4 Greater Washington, DC 11 5,238 5,215 16.5 1,676 88 C+ 5 Los Angeles 13 4,347 3,498 20.6 2,989 152 A 6 Miami 5 2,098 2,098 6.3 2,154 135 B+ 7 Philadelphia 9 2,748 2,669 10.9 2,532 169 A 8 San Diego 8 2,281 2,105 8.8 1,994 105 B Top 8 Subtotal / Weighted Average 76 23,911 22,190 91.0% $2,277 117% B+ 9 Other Markets 22 2,688 2,688 9.0 2,443 112 B+ Total / Weighted Average 98 26,599 24,878 100.0% $2,295 117% B+ (1) As of September 30, 2020; adjusted to reflect joint venture of California assets for whole period. (2) Includes 4 leased assets to Aimco. 23 (3) NOI represents the operating results of apartment communities including ancillary commercial rents. NOI does not include any office related rents or other material commercial rents. (4) Based on rents, after concessions and vacancy loss, divided by AIR Share of Apartment Homes. Does not include other rental income. Market rents Q2 2020 per REIS

AIR PORTFOLIO

#	Property Name	Units (at share)
1	Lincoln Place Apartment Homes	795
2	Malibu Canyon ✓	426
3	The Palazzo East at Park La Brea ✓	373
4	The Palazzo at Park La Brea ✓	318
5	HillCreste	315
6	Broadcast Center	279
7	The Villas at Park La Brea	250
8	Indian Oaks ✓	155
9	Rosewood	152
10	Canyon Terrace	130
11	The Crescent at West Hollywood	130
12	Villa Del Sol	120
13	Villas of Pasadena ✓	56
Los Angeles Subtotal		3,499
14	Foxchase	2,113
15	Bent Tree Apartments	748
16	Shenandoah Crossing	640
17	Burke Shire Commons	360
18	Hunt Club	336
19	Stonecreek Club	240
20	Windsor Park	220
21	Springwoods at Lake Ridge	180
22	Merrill House	159
23	Latrobe	152
24	Avery Row	67
Greater Washington Subtotal		5,215
25	Park Towne Place	940
26	The Sterling Apartment Homes	534
27	The Left Bank	282
28	Chestnut Hall	236
29	Riverloft	184
30	Locust on the Park	152
31	777 South Broad Street	146
32	One Ardmore Place	110
33	SouthStar Lofts	85
Philadelphia Subtotal		2,669
34	Laurel Crossing Apartment Homes	418
35	Indigo ✓	282
36	Saybrook Pointe ✓	198
37	Pacific Bay Vistas ✓	188
38	Heritage Park Livermore Senior Community	167
39	Monterey Grove ✓	137
40	The Preserve at Marin	126
41	707 Leahy Apartment Homes *	110
42	Horizons West Apartments	78
43	Pacifica Park ✓	63
Bay Area Subtotal		1,767
44	Royal Crest Estates (North Andover)	588
45	Bayberry Hill Estates	424
46	Bay Ridge at Nashua	412
47	One Canal	310
48	Georgetown	207
49	Prism *	136
50	Axiom Apartment Homes	115

#	Property Name	Units (at share)
51	Waverly Apartments	103
52	Vantage Pointe	96
53	Vivo Apartment Homes	91
54	Georgetown II	72
55	Charlesbank Apartment Homes	44
Boston Subtotal		2,598
56	Flamingo South Beach - South and Center Towers	742
57	Bay Parc	474
58	Flamingo South Beach - North Tower *	366
59	Four Quarters Habitat	336
60	Waterways Village	180
Miami Subtotal		2,098
61	Island Club	592
62	Mariners Cove	500
63	Windrift	404
64	Hidden Cove ✓	204
65	Heritage Park Escondido Senior Community	196
66	Broadway Lofts	84
67	Hidden Cove II ✓	72
68	Ocean House on Prospect	53
San Diego Subtotal		2,104
69	21 Fitzsimons	600
70	Meadow Creek	332
71	Creekside	289
72	The Fremont *	253
73	Parc Mosaic	226
74	Boulder Creek	221
75	Township at Highlands	161
76	Boston Lofts	158
Denver Subtotal		2,240
77	3400 Avenue of the Arts	770
78	Calhoun Beach Club	332
79	Peachtree Park	303
80	100 Forest Place	234
81	AIMCO 240 West 73rd Street	200
82	Heritage Village Anaheim Senior Community	196
83	Mezzo	94
84	Tremont	78
85	AIMCO 464-466 Amsterdam and 200-210 West 83rd Street	71
86	AIMCO 181-199 Columbus Avenue	59
87	Eldridge Townhomes	58
88	AIMCO 236 & 238 E 88th Street and 1691, 1693 & 1695 Second Avenue	42
89	AIMCO 322 East 61st Street	40
90	AIMCO 514 East 88th Street	36
91	AIMCO 311 & 313 East 73rd Street	34
92	AIMCO 182-188 Columbus Avenue	32
93	AIMCO 518 East 88th Street	20
94	AIMCO 234 East 88th Street	20
95	AIMCO 510 East 88th Street	20
96	AIMCO 306 East 89th Street	20
97	AIMCO 1582 First Avenue	17
98	AIMCO 452 East 78th Street	12
Other Markets Subtotal		2,688
Total Portfolio		24,878

✓ Denotes California Joint Venture Property ⋆ Denotes Leased Property

24

IMPORTANT INFORMATION / PARTICIPANTS IN SOLICITATION Important Additional Information and Where to Find It In connection with any special meeting called by the Company at the demand of certain shareholders of the Company arising from Land & Buildings Investment Management’s consent solicitation (the “Special Meeting”), the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the SEC. SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018. Participants in the Solicitation The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.